Exhibit 99.1

Immediate	Maureen Wheeler: Media Contact
(202) 729-1756
Maureen.wheeler@carramerica.com
Stephen Walsh: Analyst Contact
(202) 729-1764
stephen.walsh@carramerica.com

CARRAMERICA CLOSES MERGER WITH AFFILIATES OF THE BLACKSTONE GROUP

Washington, D.C. — July 13, 2006 — CarrAmerica Realty Corporation (NYSE:CRE) (“CarrAmerica” or the “Company”) today announced that it has completed the merger (the “Merger”) of CarrAmerica with and into Nantucket Acquisition Inc., an affiliate of The Blackstone Group, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of March 5, 2006, as amended, by and among CarrAmerica, certain of its subsidiaries and affiliates of The Blackstone Group.

Under the terms of the merger agreement, holders of CarrAmerica’s common stock (other than CarrAmerica’s subsidiaries and the Blackstone affiliate with which CarrAmerica merged) will receive $44.75 in cash, without interest, for each share of common stock issued and outstanding immediately prior to the effective time of the Merger, and holders of CarrAmerica’s 7.50% Series E cumulative redeemable preferred stock (the “CarrAmerica Series E Preferred Stock”) will receive one share of 7.50% Series E cumulative redeemable preferred stock of the surviving corporation of the Merger (the “New Series E Preferred Stock”) on substantially the same terms as the CarrAmerica Series E Preferred Stock, for each share of CarrAmerica Series E Preferred Stock issued and outstanding immediately prior to the effective time of the Merger. As promptly as practicable, the surviving corporation will be liquidated into Nantucket Parent LLC, an affiliate of The Blackstone Group. In the liquidation, shares of the New Series E Preferred Stock will be canceled and the holders thereof will receive a cash distribution from the surviving corporation of $25.00 per share plus any accrued and unpaid dividends. In addition, in connection with the mergers of Carr Realty Holdings, L.P. and CarrAmerica Realty, L.P., limited partners of those partnerships will receive $44.75 in cash, without interest, for each unit of partnership interest that they own in the partnerships, or in lieu of such cash consideration, qualified limited partners that properly elected to do so will receive newly issued 6% Class A preferred units in the applicable surviving partnership on a one-for-one basis.

In addition, as of 8:00 a.m., New York City time, on July 13, 2006, the expiration date of the tender offers of its subsidiary, CarrAmerica Realty Operating Partnership, L.P. (the “Operating Partnership”), for any and all of its outstanding 7.375% Senior Notes due 2007 (the “7.375% Notes”), 5.261% Senior Notes due 2007 (the “5.261% Notes”), 5.25% Senior Notes due 2007 (the “5.25% Notes”), 6.875% Senior Notes due 2008 (the “6.875% Notes”), 3.625% Senior Notes due 2009 (the “3.625% Notes”), 5.500% Senior Notes due 2010 (the “5.500% Notes”), 5.125% Senior Notes due 2011 (the “5.125% Notes”) and 7.125% Senior Notes due 2012 (the “7.125% Notes”), $122,242,000 aggregate principal amount of its 7.375% Notes, $0 aggregate principal amount of its 5.261% Notes, $168,181,000 aggregate principal amount of its 5.25% Notes, $99,837,000 aggregate principal amount of its 6.875% Notes, $212,676,000 aggregate principal amount of its 3.625% Notes, $237,000,000 aggregate principal amount of its 5.500% Notes, $189,645,000 aggregate principal amount of its 5.125% Notes and $353,441,000 aggregate principal amount of its 7.125% Notes, constituting approximately (i) 97.79% of the 7.375% Notes, (ii) 99.84% of the 6.875% Notes, (iii) 86.39% of the 5.261% Notes, 5.25% Notes, 3.625% Notes and 7.125% Notes, which voted as a single class, and (iv) 94.81% of the 5.500% Notes and 5.125% Notes, which voted as a single class, had been tendered and not withdrawn in the tender offers and consent solicitations. All such Notes have been accepted for payment.

The Supplemental Indentures governing the 7.375% Notes and the 6.875% Notes, which were executed on June 23, 2006 in connection with the receipt of the requisite consents from the holders of more than a majority in aggregate principal amount of each of the Operating Partnership’s outstanding 7.375% Notes and 6.875% Notes to the proposed amendments reflected therein, are now operative.

The Supplemental Indentures governing (i) the 5.261% Notes, 5.25% Notes, 3.625% Notes and 7.125% Notes and (ii) the 5.500% Notes and 5.125% Notes, which were executed on June 30, 2006 in connection with the receipt of the requisite consents from the holders of more than a majority in aggregate principal amount of the Operating Partnership’s outstanding (i) 5.261% Notes, 5.25% Notes, 3.625% Notes and 7.125% Notes voting as a single class, and (ii) 5.500% Notes and 5.125% Notes voting as a single class to the proposed amendments reflected therein, are now operative.

Goldman, Sachs & Co. acted as financial advisor to CarrAmerica. Citigroup, Bank of America and Deutsche Bank acted as financial advisors to Blackstone. Acquisition financing is being provided to Blackstone by Deutsche Bank, Bank of America and Citigroup. Hogan & Hartson L.L.P. acted as legal advisor to CarrAmerica. Simpson Thacher & Bartlett LLP acted as legal advisor to Blackstone.

About CarrAmerica

CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The company has become one of America’s leading office companies by meeting the needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 287 operating office properties, totaling approximately 26.4 million square feet. CarrAmerica’s markets include Austin, Chicago, Dallas, Denver, Los Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at http://www.carramerica.com.

About The Blackstone Group

The Blackstone Group, a global private investment and advisory firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris, was founded in 1985. Blackstone’s real estate group has raised approximately $13 billion for real estate investing and has a long track record of investing in office buildings, hotels and other commercial properties. In addition to Real Estate, The Blackstone Group’s core businesses include Private Equity, Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and Acquisitions Advisory, and Restructuring and Reorganization Advisory. Information relating to The Blackstone Group can be accessed on the Internet at http://www.blackstone.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: the substantial indebtedness following consummation of the mergers; national and local economic, business and real estate conditions that will, among other things, affect demand for office space, the extent, strength and duration of any economic recovery, including the effect on demand for office space and the creation of new office development, availability and creditworthiness of tenants, the level of lease rents, and the availability of financing for both tenants and CarrAmerica; adverse changes in real estate markets, including, among other things, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for office space in CarrAmerica’s core markets and barriers to entry into markets which CarrAmerica may seek to enter in the future, the extent of the decreases in rental rates, CarrAmerica’s ability to identify and consummate attractive acquisitions on favorable terms, CarrAmerica’s ability to consummate any planned dispositions in a timely manner on acceptable terms, and changes in operating costs, including real estate taxes, utilities, insurance and security costs; actions, strategies and performance of affiliates that CarrAmerica may not control or companies in which the Company has made investments; ability to obtain insurance at a reasonable cost; ability to maintain CarrAmerica’s status as a REIT for federal and state income tax purposes; ability to raise capital; effect of any terrorist activity or other heightened geopolitical crisis; governmental actions and initiatives; and environmental/safety requirements.

For a further discussion of these and other factors that could impact CarrAmerica’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the Securities and Exchange Commission (the “SEC”), and in particular the section titled, “The Company—Risk Factors” in CarrAmerica’s Annual Report or Form 10-K for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2006.

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